Exhibit 99.1

November 3, 2004

Contact: Heather Ferrante ViaSat Inc. 760-476-2633 www.viasat.com

ViaSat Announces Record Year-to-Date Revenue, Earnings and Backlog

     Carlsbad, CA — ViaSat, Inc. (NASDAQ: VSAT), a provider of communication equipment for government and commercial customers, today announced financial results for the second quarter of fiscal year 2005. Highlights for the quarter included revenues of $82.6 million, net income of $0.17 per share on a pro forma basis or $0.13 per share on a GAAP basis, and new orders for the quarter of $87.3 million. Results for the first six months included revenues of $166.8 million, net income of $0.34 per share on a pro forma basis or $0.26 per share on a GAAP basis, and new orders of $189.3 million.

     “We are pleased with our continued progress in year-over-year growth in revenues and especially in earnings,” said Mark Dankberg, chairman and CEO of ViaSat. “The new order volume pushed contract backlog past $300 million, positioning the company for continued growth in both government and commercial segments in the second half, as well.”

Financial Results

     For the second quarter ended October 1, 2004*, the company reported the following:

			First 6 Mos.	First 6 Mos.
(In millions, except per share data)	Q2 2005	Q2 2004	FY05	FY04
Revenues	$82.6	$64.3	$166.8	$123.6
Net income	$3.7	$1.8	$7.3	$2.3
Diluted per share net income	$0.13	$0.07	$0.26	$0.08
Pro forma net income**	$4.7	$3.0	$9.5	$4.6
Diluted per share pro forma net income**	$0.17	$0.11	$0.34	$0.17
Weighted average shares	28.0	27.3	28.1	27.0
New orders/Contract awards	$87.3	$88.5	$189.3	$190.8
Sales backlog	$304.0	$280.8	$304.0	$280.8

* ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat’s quarters for fiscal year 2005 end on July 2, 2004, October 1, 2004, December 31, 2004 and April 1, 2005.

** All non-GAAP pro forma numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets). A reconciliation of specific adjustments to GAAP results for these periods is included in the “Pro Forma Condensed Consolidated Statement of Operations” table contained in this release. A description of our use of non-GAAP information is provided under “Use of Pro Forma Financial Information” below.

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     ViaSat News

Government Segment

     The Government segment posted another quarterly record with revenues of $41.1 million, a 48% increase over the second quarter of fiscal year 2004. New contract awards for the quarter were $42.3 million. The revenue growth was primarily in our tactical data links and information assurance business areas.

Commercial Segment

     For the Commercial segment, revenue increased to $42.9 million for the second quarter, a 16% increase over the second quarter of fiscal year 2004. New contract awards for the quarter were $45.0 million. We experienced revenue growth across all commercial business areas including enterprise VSAT, mobile and consumer broadband, antenna systems and monolithic microwave integrated circuits (MMICs) production.

Select Second Quarter 2005 Business Highlights

•	Certification from the National Security Agency for our AltaSec® KG-250 and KG-250A military network encryption products. Certification enabled us to begin deliveries of these products, which bring new benchmarks for networking performance, compact size, ruggedness, and low cost to the market.

•	Increased production of MIDS (Multifunctional Information Distribution System) terminal units to a record level for the quarter.

•	A key software development award for the Joint Strike Fighter program to provide UHF tactical satellite networking capability using the Joint Tactical Radio System software environment.

•	The LinkStar® broadband VSAT platform posted a record quarter for bookings, sales and shipments. Total terminal shipments now exceed 33,000 units.

•	Follow-on order for 85 airborne modems from Connexion by BoeingSM to meet anticipated growth in the real-time, high-speed in-flight Internet service.

•	The first SKYLinkSM airborne broadband systems were successfully installed, flight tested and placed into operation on two Gulfstream jets. The SKYLink system is based on our ArcLight® CDMA-for-satellite technology and is being marketed by ARINC to the general aviation market.

•	US Monolithics released new Ka-band transceiver and Ku-band transmit block upconverter (BUC) production units with custom MMICs that continue to significantly reduce cost of high performance RF Outdoor Unit (ODU) electronics in VSAT applications.

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     ViaSat News

•	Government markets continue to present new opportunities in our antenna systems group. Awards for the quarter were highlighted by a follow-on order for the U.S. government Wideband Gapfiller system.

     ViaSat produces innovative satellite and other network communication products that enable fast, easy, secure, and efficient communications to any location. Products include network security devices, tactical data radios, and communication simulators. ViaSat also has a full line of VSAT products for data and voice applications, and is a market leader in Ka-band satellite systems, from user terminals to large gateways. ViaSat has locations in Carlsbad, CA, and Norcross, GA, along with its Comsat Laboratories division based in Clarksburg, MD. Additional field offices are located in Marlborough, MA, Washington DC/Baltimore, Australia, China, India, Spain, and Italy.

     In addition, ViaSat’s wholly-owned subsidiary, US Monolithics, designs and produces MMICs and modules for use in broadband communications. US Monolithics is based in Chandler, Arizona.

Note: ViaSat, Inc. will host a conference call to discuss these FY2005 Second Quarter Earnings at 5:00 P.M. Eastern Time on Wednesday, November 3, 2004. The dial-in number is (800) 901-5259 in the U.S. and (617) 786-4514 internationally. The pass code is 60647303. An audio replay will be available until 7:00 P.M. EST November 4 at (888) 286-8010 (617-801-6888 international) and the pass code is 31061382. You can also access our conference call webcast, conference call materials and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate web site (www.viasat.com). The call and associated conference call materials will be archived and available on that site for at least 12 months immediately following the conference call.

Use of Pro Forma Financial Information

     Pro forma net income excludes the effects of acquisition charges (amortization of intangible assets). Pro forma net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our

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     ViaSat News

financial reporting. Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. See the “Pro Forma Condensed Consolidated Statement of Operations” table for a reconciliation of net income to pro forma net income. Pro forma as presented in this press release may not be comparable to similarly titled measures reported by other companies.

Safe Harbor Statement

     Portions of this release, particularly ViaSat’s financial prospects for fiscal year 2005 and beyond and the “Select Second Quarter 2005 Business Highlights” section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: ViaSat’s ability to perform under existing contracts and obtain additional contracts, ViaSat’s ability to develop new products that gain market acceptance, changes in product supply, pricing and customer demand, changes in relationships with, or the financial condition of, key customers or suppliers, changes in government regulations, changes in economic conditions globally and in the communications markets in particular, increased competition, potential product liability, infringement and other claims, and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat’s Form 10-K. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

     Comsat Labs and Comsat Laboratories are tradenames of ViaSat, Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation.

     “SKYlink” is a service mark of ARINC Incorporated.

     “Connexion by Boeing” is a service mark of Boeing Management Company.

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     ViaSat News

Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	October 1, 2004	October 3, 2003	October 1, 2004	October 3, 2003
Revenues	$82,643	64,336	$166,813	$123,600
Cost of revenues	62,808	47,525	125,584	90,850

Gross profit	19,835	16,811	41,229	32,750
Operating expenses:
Selling, general & administrative	10,832	10,859	23,045	21,183
Independent research and development	1,576	2,215	3,420	5,933
Amortization of intangible assets	1,659	1,959	3,617	3,919

Income from operations	5,768	1,778	11,147	1,715
Interest and other	(146)	(171)	(191)	(385)

Income before income taxes	5,622	1,607	10,956	1,330

Net Income	$3,745	1,802	$7,308	$2,265

Diluted net income per share	$0.13	0.07	$0.26	$0.08

Diluted common equivalent shares	28,049	27,282	28,114	27,042

Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	October 1, 2004	October 3, 2003	October 1, 2004	October 3, 2003
Revenues	$82,643	$64,336	$166,813	$123,600
Cost of revenues	62,808	47,525	125,584	90,850

Gross profit	19,835	16,811	41,229	32,750
Operating expenses:
Selling, general & administrative	10,832	10,859	23,045	21,183
Independent research and development	1,576	2,215	3,420	5,933

Pro forma income from operations	7,427	3,737	14,764	5,634
Interest and other	(146)	(171)	(191)	(385)

Pro forma income before income taxes	7,281	3,566	14,573	5,249

Pro forma net income	$4,740	$2,977	$9,478	$4,616

Pro forma diluted net income per share	$0.17	$0.11	$0.34	$0.17

Diluted common equivalent shares	28,049	27,282	28,114	27,042
AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:
GAAP net income	$3,745	$1,802	$7,308	$2,265
Amortization of intangible assets	1,659	1,959	3,617	3,919
Income tax effect	(664)	(784)	(1,447)	(1,568)

Non-GAAP net income	$4,740	$2,977	$9,478	$4,616

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     ViaSat News

Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	October 1, 2004	April 2, 2004
Assets
Current Assets:
Cash and S-T investments	$11,375	$18,670
Accounts receivable, net	125,981	110,766
Inventory	30,742	30,357
Deferred income taxes	5,678	5,487
Other current assets	12,669	9,251

Total current assets	186,445	174,531

Goodwill, net	19,492	19,492
Other intangible assets, net	24,014	27,632
Property and equip, net	33,840	32,052
Other assets	17,703	18,975

	$281,494	$272,682

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$37,404	$32,635
Accrued liabilities	27,157	34,050
Line of credit	—	—

Total current liabilities	64,561	66,685
Other liabilities	3,445	2,944

Total liabilities	68,006	69,629

Total stockholders’ equity	213,488	203,053

	$281,494	$272,682